NEWS RELEASE OppFi Generates Record Quarterly Revenue, Exceeds Quarterly Guidance by more than 40%, and Raises Full-Year Adjusted Net Income and EPS Guidance 2025-05-07 Net income increased 101.3% year over year to $20.4 million inclusive of an $11.4 million loss attributable to OppFi Inc. Adjusted net income1 increased 285.1% year over year to $33.8 million, a Company record for any quarter Total revenue increased 10.1% year over year to $140.3 million, a Company record for any quarter Average yield, annualized, increased by 630 basis points year over year to 135.8% Net charge-o� rate as a percentage of total revenue decreased 1,330 basis points year over year to 34.6% Adjusted net income1 guidance for the full year 2025 increased to $106 million to $113 million, from $95 million to $97 million CHICAGO--(BUSINESS WIRE)-- OppFi Inc. (NYSE: OPFI) (“OppFi” or the “Company”), a leading tech-enabled digital �nance platform that works with banks to provide �nancial products and services for everyday Americans, today reported �nancial results for the �rst quarter ended March 31, 2025. “We’re incredibly proud to report a record-breaking �rst quarter, with all-time highs in quarterly revenue and adjusted net income,” said Todd Schwartz, CEO and Executive Chairman of OppFi. “Our disciplined approach to 1 growth, continued refinement in credit modeling, improved operational efficiency, and a strong balance sheet position us to deliver sustained, profitable growth in 2025—and we're pleased to increase our full-year adjusted net income guidance as a result."

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(1) Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See "Reconciliation of Non-GAAP Financial Measures" below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures. A reconciliation of projected full year 2025 Adjusted Net Income and Adjusted EPS to the most directly comparable GAAP financial measures is not included in this press release because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures.

Financial Summary

The following table presents a summary of OppFi's results for the three months ended March 31, 2025 and 2024 (in thousands, except per share data). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

	Three Months Ended March 31,				Change
(unaudited)		2025		2024	%
Total revenue	$	140,268	$	127,343	10.1%
Net income	$	20,390	$	10,131	101.3%
Net (loss) income attributable to OppFi Inc.	$	(11,372)	$	5,537	(305.4)%
Adjusted net income(1)	$	33,817	$	8,781	285.1%
Basic EPS	$	(0.48)	$	0.29	(265.5)%
Diluted EPS(2)	$	(0.48)	$	0.10	(580.0)%
Adjusted EPS(1,2)	$	0.38	$	0.10	277.5%

(1) Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See "Reconciliation of Non-GAAP Financial Measures" below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures.
(2) Diluted EPS calculated on a GAAP basis excludes dilutive securities, including Class V Voting Stock, restricted stock units, performance stock units, and stock options in any periods in which their inclusion would have an antidilutive effect.

Key Performance Metrics

The following table represents key quarterly metrics (in thousands, except percentage metrics).

	As of and for the Three Months Ended,					
(unaudited)		March 31, 2025		December 31, 2024		March 31, 2024
Total net originations(a)	$	189,168	$	213,668	$	163,496
Total retained net originations(a)	$	168,963	$	192,503	$	152,512
Ending receivables(b)	$	406,579	$	425,240	$	371,386
Net charge-offs as % of total revenue(c)		35%		42%		48%
Net charge-offs as % of average receivables, annualized(c)		47%		54%		62%
Average yield, annualized(d)		136%		130%		130%
Auto-approval rate(e)		79%		79%		73%

(a) Total net originations are defined as gross originations net of transferred balance on refinanced loans, while total retained net originations are defined as the portion of total net originations with respect to which the Company ultimately purchased a receivable from bank partners.
(b) Ending receivables are defined as the unpaid principal balances of loans at the end of the reporting period.
(c) Net charge-offs as a percentage of total revenue and net charge-offs as a percentage of average receivables represent total charge-offs from the

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period less recoveries as a percentage of total revenue and as a percentage of average receivables. Net charge-offs as a percentage of average receivables is presented as an annualized metric. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible.
(d) Average yield is defined as total revenue from the period as a percent of average receivables and is presented as an annualized metric.
(e) Auto-approval rate is calculated by taking the number of approved loans that are not decisioned by a loan processor or underwriter (auto-approval) divided by the total number of loans approved.

Full Year 2025 Guidance Update

- Affirm total revenue
  - $563 million to $594 million
- Raise adjusted net income
  - $106 to $113 million, from a previous range of $95 to $97 million; and
- Increase adjusted earnings per share
  - $1.18 to $1.26 from a previous range of $1.06 to $1.07, based on approximate weighted average diluted share count of 90 million

Conference Call

Management will host a conference call today at 9:00 a.m. ET to discuss OppFi's financial results and business outlook. The webcast of the conference call will be made available on the Investor Relations page of the Company's website.

The conference call can also be accessed with the following dial-in information:

- Domestic: (800) 274-8461
- International: (203) 518-9814
- Conference ID: OPPFI

An archived version of the webcast will be available on OppFi's website.

About OppFi

OppFi (NYSE: OPFI) is a leading tech-enabled digital finance platform that works with banks to provide financial products and services for everyday Americans. Through a transparent and responsible platform, which includes financial inclusion and excellent customer experience, the Company supports consumers who are turned away by mainstream options to build better financial health. OppLoans by OppFi maintains a 4.5/5.0 star rating on Trustpilot with more than 4,900 reviews, making the Company one of the top consumer-rated financial platforms online. OppFi also holds a 35% equity interest in Bitty Holdings, LLC ("Bitty"), a credit access company that offers revenue-based financing and other working capital solutions to small businesses. For more information, please visit **oppfi.com**.

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Forward-Looking Statements This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi’s actual results may di�er from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “possible,” “continue,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi’s expectations with respect to its full year 2025 guidance, the future performance of OppFi’s platform, and expectations for OppFi’s growth and future �nancial performance. These forward-looking statements are based on OppFi’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve signi�cant risks and uncertainties that could cause the actual results to di�er materially from the expected results. Most of these factors are outside OppFi’s control and are di�cult to predict. Factors that may cause such di�erences include, but are not limited to: the impact of general economic conditions, including economic slowdowns, in�ation, interest rate changes, recessions, the impact of tarrifs, and tightening of credit markets on OppFi’s business; the impact of challenging macroeconomic and marketplace conditions; the impact of stimulus or other government programs; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi’s bank partners will continue to lend in California and whether OppFi’s �nancing sources will continue to �nance the purchase of participation rights in loans originated by OppFi’s bank partners in California; OppFi’s ability to scale and grow the Bitty business; the impact that events involving �nancial institutions or the �nancial services industry generally, such as actual concerns or events involving liquidity, defaults, or non- performance, may have on OppFi’s business; risks related to any material weakness in OppFi’s internal controls over �nancial reporting; the ability of OppFi to grow and manage growth pro�tably and retain its key employees; risks related to new products; risks related to evaluating and potentially consummating acquisitions; concentration risk; risks related to OppFi’s ability to comply with various covenants in its corporate and warehouse credit facilities; risks related to potential litigation; changes in applicable laws or regulations; the possibility that OppFi may be adversely a�ected by other economic, business, and/or competitive factors; risks related to management transitions; and other risks and uncertainties indicated from time to time in OppFi’s �lings with the United States Securities and Exchange Commission, in particular, contained in the section or sections captioned “Risk Factors.” OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any 4 obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to re�ect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Non-GAAP Financial Measures This press release includes certain non-GAAP �nancial measures that are unaudited and do not conform to GAAP, such as Adjusted EBT, Adjusted Net Income, and Adjusted EPS. Adjusted EBT is de�ned as Net Income, adjusted for (1) income tax expense; (2) change in fair value of warrant liabilities; (3) other adjustments, net; and (4) other income. Adjusted Net Income is de�ned as Adjusted EBT as de�ned above, adjusted for taxes assuming a tax rate for each period presented that re�ects the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted EPS is de�ned as Adjusted Net Income as de�ned above, divided by weighted average diluted shares outstanding, which represents shares of both classes of common stock outstanding and includes the impact of dilutive securities, such as restricted stock units, performance stock units, and stock options. The earnout units were not earned pursuant to the earnout provisions of the Business Combination Agreement on or prior to July 21, 2024, the third anniversary of the closing date of the Company’s business combination. Accordingly, on such date the earnout units and associated Class V Voting Stock were forfeited. These non-GAAP �nancial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be di�erent from non-GAAP �nancial measures used by other companies. OppFi believes that the use of these non-GAAP �nancial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, �nancial measures determined in accordance with GAAP. See “Reconciliation of Non-GAAP Financial Measures” below for reconciliations for OppFi's non-GAAP �nancial measures to the most directly comparable GAAP �nancial measures. A reconciliation of projected full year 2025 Adjusted Net Income and Adjusted EPS to the most directly comparable GAAP �nancial measures is not included in this press release because, without unreasonable e�orts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures. First Quarter Results of Operations Consolidated Statements of Operations The following table present consolidated results of operations for the three months ended March 31, 2025 and 2024 (in thousands, except share and per share data). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts. Comparison of the three months ended March 31, 2025 and 2024 Three Months Ended March 31, Change (Unaudited) 2025 2024 $ % Interest and loan related income $ 139,118 $ 126,279 $ 12,839 10.2% Other revenue 1,150 1,064 86 8.1 5

Total revenue	140,268	127,343	12,925	10.1
Change in fair value of finance receivables	(49,458)	(64,102)	14,644	(22.8)
Provision for credit losses on finance receivables	—	(27)	27	(100.0)
Net revenue	90,810	63,214	27,596	43.7
Expenses:				
Sales and marketing	8,479	8,177	302	3.7
Customer operations	11,409	11,363	46	0.4
Technology, products, and analytics	7,444	9,779	(2,335)	(23.9)
General, administrative, and other	10,739	17,181	(6,442)	(37.5)
Total expenses before interest expense	38,071	46,500	(8,429)	(18.1)
Interest expense	10,247	11,430	(1,183)	(10.4)
Total expenses	48,318	57,930	(9,612)	(16.6)
Income from operations	42,492	5,284	37,208	704.1
Change in fair value of warrant liabilities	(21,607)	5,171	(26,778)	(517.8)
Income from equity method investment	1,076	—	1,076	—
Other income	80	80	—	—
Income before income taxes	22,041	10,535	11,506	109.2
Income tax expense	1,651	404	1,247	308.5
Net income	20,390	10,131	10,259	101.3
Less: net income attributable to noncontrolling interest	31,762	4,594	27,168	591.3
Net (loss) income attributable to OppFi Inc.	$ (11,372)	$ 5,537	$ (16,909)	(305.4)%
(Loss) earnings per share attributable to OppFi Inc.:				
(Loss) earnings per common share:				
Basic	$ (0.48)	$ 0.29		
Diluted	$ (0.48)	$ 0.10		
Weighted average common shares outstanding:				
Basic	23,691,769	19,205,427		
Diluted	23,691,769	86,243,498		

Condensed Consolidated Balance Sheets

Comparison as of March 31, 2025 and December 31, 2024 (in thousands):

	(unaudited) March 31, 2025	December 31, 2024	Change	
			$	%
Assets				
Cash and restricted cash	$ 90,768	$ 88,288	$ 2,480	2.8%
Finance receivables at fair value	454,683	473,696	(19,013)	(4.0)
Equity method investment	18,503	19,194	(691)	(3.6)
Other assets	76,118	59,993	16,125	26.9
Total assets	$ 640,072	$ 641,171	$ (1,099)	(0.2)%
Liabilities and stockholders' equity				
Accounts payable and accrued expenses	$ 32,924	$ 33,290	$ (366)	(1.1)%
Other liabilities	45,671	39,802	5,869	14.7
Total debt	287,998	318,758	(30,760)	(9.7)
Warrant liabilities	36,715	15,108	21,607	143.0
Total liabilities	403,308	406,958	(3,650)	(0.9)
Total stockholders' equity	236,764	234,213	2,551	1.1
Total liabilities and stockholders' equity	$ 640,072	$ 641,171	$ (1,099)	(0.2)%

Financial Capacity and Capital Resources

As of March 31, 2025, OppFi had $58.0 million in unrestricted cash, a decrease of $3.4 million from December 31, 2024. As of March 31, 2025, OppFi had an additional $237.0 million of unused debt capacity under its financing facilities for future availability, representing a 45% overall undrawn capacity, an increase from $206.2 million as of December 31, 2024. The increase in undrawn debt was driven primarily by using excess cash to pay down debt on our term loan. Including total financing commitments of $525.0 million and cash and restricted cash on the balance sheet of $90.8 million, OppFi had approximately $615.8 million in funding capacity as of March 31, 2025.

Reconciliation of Non-GAAP Financial Measures

The following tables present reconciliations of non-GAAP financial measures for the three months ended March 31, 2025 and 2024 (in thousands, except share and per share data). Certain columns and rows may not sum due to the use of rounded numbers for disclosure purposes. Percentages presented are calculated from the underlying whole-dollar amounts.

Adjusted EBT and Adjusted Net Income

Comparison of the three months ended March 31, 2025 and 2024

	Three Months Ended March 31,		Change	

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(Unaudited)	2025	2024	$	%
Net income	$ 20,390	$ 10,131	$ 10,259	101.3%
Income tax expense	1,651	404	1,247	308.5
Other income	(80)	(80)	—	—
Change in fair value of warrant liabilities	21,607	(5,171)	26,778	517.8
Other adjustments, net(a)	609	6,203	(5,594)	(90.2)
Adjusted EBT	44,177	11,487	32,690	284.6
Less: pro forma taxes(b)	10,360	2,706	7,654	282.9
Adjusted net income	$ 33,817	$ 8,781	$ 25,036	285.1%
Adjusted earnings per share	$ 0.38	$ 0.10		
Weighted average diluted shares outstanding	87,991,698	86,243,498		

(a) For the three months ended March 31, 2025, other adjustments, net of $0.6 million included $1.3 million in expenses related to stock compensation, $0.3 million in expenses related to severance, $0.3 million in expenses related to legal matters, and $0.2 million in expenses related to an adjustment to the Company's outstanding lease obligations, partially offset by a $1.4 million addback related to the partial forgiveness of remaining expenses related to OppFi Card's exit activities. For the three months ended March 31, 2024, other adjustments, net of $6.2 million included a $2.9 million expense related to OppFi Card's exit activities, $1.0 million in expenses related to stock compensation, $0.8 million in expenses related to severance, $0.8 million in expenses related to corporate development, and $0.7 million in expenses related to legal matters. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes.
(b) Assumes a tax rate of 23.45% for the three months ended March 31, 2025 and 23.56% for the three months ended March 31, 2024, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.

Adjusted Earnings Per Share
Comparison of the three months ended March 31, 2025 and 2024

	Three Months Ended March 31,	
(Unaudited)	2025	2024
Weighted average Class A common stock outstanding	23,691,769	19,205,427
Weighted average Class V voting stock outstanding	62,698,935	91,898,193
Elimination of earnouts at period end	—	(25,500,000)
Dilutive impact of restricted stock units	1,341,739	562,950
Dilutive impact of performance stock units	62,377	76,928
Dilutive impact of stock options	196,878	—
Weighted average diluted shares outstanding	87,991,698	86,243,498

(In thousands, except share and per share data)	Three Months Ended March 31, 2025		Three Months Ended March 31, 2024	
(Unaudited)	$	Per Share	$	Per Share
Weighted average diluted shares outstanding		87,991,698		86,243,498
Net income	$ 20,390	$ 0.23	$ 10,131	$ 0.12
Income tax expense	1,651	0.02	404	—
Other income	(80)	—	(80)	—
Change in fair value of warrant liabilities	21,607	0.25	(5,171)	(0.06)
Other adjustments, net(a)	609	0.01	6,203	0.07
Adjusted EBT	44,177	0.50	11,487	0.13
Less: pro forma taxes(b)	10,360	0.12	2,706	0.03
Adjusted net income	33,817	0.38	8,781	0.10

(a) For the three months ended March 31, 2025, other adjustments, net of $0.6 million included $1.3 million in expenses related to stock compensation, $0.3 million in expenses related to severance, $0.3 million in expenses related to legal matters, and $0.2 million in expenses related to an adjustment to the Company's outstanding lease obligations, partially offset by a $1.4 million addback related to the partial forgiveness of remaining expenses related to OppFi Card's exit activities. For the three months ended March 31, 2024, other adjustments, net of $6.2 million included a $2.9 million expense related to OppFi Card's exit activities, $1.0 million in expenses related to stock compensation, $0.8 million in expenses related to severance, $0.8 million in expenses related to corporate development, and $0.7 million in expenses related to legal matters. The sum of the individual components of other adjustments, net may not equal the total presented due to the use of rounded numbers for disclosure purposes.
(b) Assumes a tax rate of 23.45% for the three months ended March 31, 2025 and 23.56% for the three months ended March 31, 2024, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.

Investor Relations:

Mike Gallentine

Head of Investor Relations

mgallentine@oppfi.com

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Media Relations: media@opp�.com Source: OppFi 8